Exhibit 99.1

NEWS RELEASE           NEWS RELEASE          NEWS RELEASE

FROM:	NU-Telecom	FOR RELEASE:	Immediate
27 N. Minnesota
	New Ulm, MN 56073	CONTACT:	Bill Otis
	Tele. 507-354-4111		NU-Telecom
507-354-4111
E-mail: billotis@nu-telcom.net

New Ulm Telecom, Inc. and Hutchinson Telephone Company Announce Anticipated Closing Date for Merger

January 2, 2008

New Ulm, MN - New Ulm Telecom, Inc. (“New Ulm”) (NULM.OB) and Hutchinson Telephone Company (“HTC”) announced today that they received all the approvals for the closing of the merger agreement under which New Ulm will acquire Hutchinson Telephone Company. The transaction is expected to close on or before Friday, January 4, 2008. It is being structured as a reverse triangular merger under which a newly-formed subsidiary of New Ulm will merge into HTC at closing, with HTC continuing to operate as a subsidiary of New Ulm.

About New Ulm

New Ulm owns and operates incumbent local exchange carriers (ILECs) and a competitive local exchange carrier (CLEC) that provide, own and operate phone, video and internet services in a number of Minnesota and Iowa communities. New Ulm also sells and services cellular phones and accessories, customer premise equipment and transport operations. New Ulm also holds a 25.18% investment in FiberComm, LC, a CLEC based in Sioux City, Iowa and holds a 33.33% ownership interest in Hector Communications Corporation, which provides phone, video and internet services to a number of communities in Minnesota and Wisconsin.

Forward-Looking Statements

Statements about New Ulm’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties. These and other risk factors are discussed in New Ulm’s Report on Form 10-K for the year ended December 31, 2006 and from time to time in its other filings with the Securities and Exchange Commission.

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